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                                                                    Exhibit 99.2

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                                                                  EXECUTION COPY

                     MASTER MORTGAGE LOAN PURCHASE AGREEMENT

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                    Purchaser

                                       and

                      FIRST FRANKLIN FINANCIAL CORPORATION
                                     Seller

                            Dated as of March 1, 2007

              Conventional Fixed and Adjustable Rate Mortgage Loans

                             First and Second Liens

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                                TABLE OF CONTENTS

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                                                                            Page
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
SECTION 1.  Definitions..................................................     1
SECTION 2.  Agreement to Purchase........................................    15
SECTION 3.  Final Mortgage Loan Schedules................................    15
SECTION 4.  Purchase Price...............................................    15
SECTION 5.  Examination of Mortgage Files................................    16
SECTION 6.  Conveyance from Seller to Initial Purchaser..................    16
SECTION 7.  Representations, Warranties and Covenants of the Seller:
            Remedies for Breach..........................................    17
SECTION 8.  Closing......................................................    33
SECTION 9.  [Reserved]...................................................    34
SECTION 10. Costs........................................................    35
SECTION 11. [Reserved]...................................................    35
SECTION 12. Removal of Mortgage Loans from Inclusion under This Agreement
            Upon a Whole Loan Transfer or a Securitization on One or More
            Reconstitution Dates.........................................    35
SECTION 13. The Seller...................................................    41
SECTION 14. [Reserved]...................................................    42
SECTION 15. Financial Statements.........................................    42
SECTION 16. Mandatory Delivery; Grant of Security Interest...............    42
SECTION 17. Notices......................................................    43
SECTION 18. Severability Clause..........................................    43
SECTION 19. Counterparts.................................................    44


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
SECTION 20. Governing Law................................................    44
SECTION 21. Intention of the Parties.....................................    44
SECTION 22. Successors and Assigns.......................................    44
SECTION 23. Waivers......................................................    44
SECTION 24. Exhibits.....................................................    44
SECTION 25. Nonsolicitation..............................................    45
SECTION 26. General Interpretive Principles..............................    45
SECTION 27. Reproduction of Documents....................................    45
SECTION 28. Further Agreements...........................................    45
SECTION 29. Protection of Confidential Information.......................    46
SECTION 30. Survival.....................................................    46

                                    EXHIBITS

EXHIBIT 1  FORM OF WARRANTY BILL OF SALE
EXHIBIT 2  CONTENTS OF EACH MORTGAGE FILE


SCHEDULE I FINAL MORTGAGE LOAN SCHEDULE
SCHEDULE II PREPAYMENT CHARGE SCHEDULE

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                     MASTER MORTGAGE LOAN PURCHASE AGREEMENT

     This is a MASTER MORTGAGE LOAN PURCHASE AGREEMENT (the "Agreement"), dated as of March 1, 2007, by and between Merrill Lynch Mortgage Lending, Inc., having an office at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 (the "Initial Purchaser", and the Initial Purchaser or the Person, if any, to which the Initial Purchaser has assigned its rights and obligations hereunder as Purchaser with respect to a Mortgage Loan, and each of their respective successors and assigns, the "Purchaser") and First Franklin Financial Corporation, a Delaware corporation and subsidiary of Merrill Lynch Bank and Trust Co., FSB (the "Seller"), having an office at 2150 No. First Street, Suite 600, San Jose, California 95131.

                                   WITNESSETH:

          WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, certain conventional fixed and adjustable rate residential first and second lien mortgage loans (the "Mortgage Loans") as described herein on a servicing-retained basis;

          WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the Final Mortgage Loan Schedule, which is to be annexed hereto on the Closing Date as Schedule I;

          WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, and control of the Mortgage Loans; and

          WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer in a whole loan or participation format or a public or private mortgage-backed securities transaction;

          NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

          SECTION 1. Definitions. For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

          Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

          Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the related Mortgage Note.

          Agreement: This Master Mortgage Loan Purchase Agreement including all exhibits, schedules, amendments and supplements hereto.

          Appraised Value: With respect to any Mortgaged Property, the lesser of
(i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, or pursuant to a value assigned by Seller's automated appraisal methodology in accordance with Seller's underwriting guidelines, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, or pursuant to a value assigned by Seller's automated appraisal methodology in accordance with Seller's underwriting guidelines.

          Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

          Balloon Loan: A Mortgage Loan identified on the Final Mortgage Loan Schedule as a balloon mortgage loan.

          Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of California or the State of New York are authorized or obligated by law or executive order to be closed.

          Buydown Mortgage Loan: A Mortgage Loan in which buydown funds are used to pay a portion of the interest payable on the Mortgage Loan for a specified period of time.

          Cash-Out Refinancing: A Refinanced Mortgage Loan where the proceeds were in excess of the paid off principal balance of any existing mortgage(s) on the related Mortgaged Property, paid off other debt (secured and unsecured) and related closing costs, by an amount equal to the greater of $2000 and 2% of the loan amount.


          Closing Date: March 27, 2007.

          Code: The Internal Revenue Code of 1986, or any successor statute thereto.

          Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the sum of (a) the original principal balance of the Mortgage Loan, plus (b) the unpaid principal balance of any related


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subordinate mortgage loan or loans secured by the Mortgaged Property, and the denominator of which is the Appraised Value of the related Mortgaged Property.

          Commission: The United States Securities and Exchange Commission.

          Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

          Credit Score: The credit score of the Mortgagor provided by an organization providing credit scores at the time of the origination of a Mortgage Loan. If two credit scores are obtained, the Credit Score shall be the lower of the two credit scores. If three credit scores are obtained, the Credit Score shall be the middle of the three credit scores.

          Custodial Account: One or more accounts that shall be held as a special deposit by the depository institution maintaining such accounts in a fiduciary capacity, separate and apart from its funds or general assets and shall not be held in any capacity that would create a debtor-creditor relationship between the depository institution maintaining the accounts and the Seller or Purchaser.

          Custodial Agreement: The agreement between the Initial Purchaser and the Custodian, governing the retention of the originals of the Mortgage Loan Documents.

          Custodian: The custodian designated by the Initial Purchaser under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement.

          Cut-off Date: March 1, 2007.

          Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

          Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

          Due Date: With respect to each Remittance Date, the first day of the calendar month in which such Remittance Date occurs, which is the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

          Exchange Act: The Securities Exchange Act of 1934, as amended.

          Fannie Mae: Fannie Mae or any successor thereto.

          FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.


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          Final Mortgage Loan Schedule: The schedule of Mortgage Loans to be annexed hereto as Schedule I (or a supplement thereto) on the Closing Date in both hard copy and floppy disk, such schedule setting forth the following information with respect to each Mortgage Loan in the Mortgage Loan Package:

          (1)  the Seller's Mortgage Loan identifying number;

          (2)  the Mortgagor's first and last name;

          (3) the street address of the Mortgaged Property including the state and zip code;

          (4) a code indicating whether the Mortgaged Property is owner-occupied;

          (5) the type of Residential Dwelling constituting the Mortgaged Property;

          (6)  the original months to maturity;

          (7) the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

          (8)  the Loan-to-Value Ratio at origination;

          (9) the Mortgage Interest Rate in effect immediately following the Cut-off Date;

          (10) the date on which the first Monthly Payment was due on the Mortgage Loan;

          (11) the stated maturity date;

          (12) the amount of the Monthly Payment at origination;

          (13) the amount of the Monthly Payment as of the Cut-off Date;

          (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

          (15) the original principal amount of the Mortgage Loan;

          (16) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

          (17) with respect to each Adjustable Rate Mortgage Loan, the first Mortgage Interest Rate Adjustment Date and the number of months between each Adjustment Date thereafter;


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

          (18) with respect to each Adjustable Rate Mortgage Loan, the number of days prior to the origination date and each Adjustment Date thereafter, whereby the Index is determined;

          (19) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

          (20) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;

          (21) with respect to each Adjustable Rate Mortgage Loan, the Initial Rate Cap;

          (22) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

          (23) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;

          (24) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;

          (25) the Mortgage Interest Rate at origination;

          (26) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date;

          (27) with respect to each Adjustable Rate Mortgage Loan, the Index and the number of decimal places to which the Index is rounded;

          (28) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan;

          (29) a code indicating the documentation style (i.e., full, alternative or reduced);

          (30) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy;

          (31) a code indicating whether the Mortgage Loan is a Buydown Mortgage Loan;

          (32) a code indicating the product type of the Mortgage Loan (e.g., 3/1, 5/1, 7/1, 10/1, 15 year fixed, 30 year fixed, 15/30 balloon, etc.);

          (33) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge and the term of such Prepayment Charge;

          (34) the Appraised Value of the Mortgaged Property;

          (35) the sale price of the Mortgaged Property, if applicable;


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          (36) a code indicating whether the Mortgaged Property is subject to a
               First Lien or a Second Lien;

          (37) the Credit Score of the Mortgagor;

          (38) the Mortgagor's debt to income ratio;

          (39) with respect to each Adjustable Rate Mortgage Loan, the date on which the Monthly Payment is changed to the extent that it is different than the Adjustment Date;

          (40) with respect to each Adjustable Rate Mortgage Loan, to the extent that such Mortgage Loan is an interest only loan, the number of months/years whereby the scheduled payment payable by a Mortgagor under the related Mortgage Note on each Due Date includes only interest payments;

          (41) the risk grade for each Mortgage Loan;

          (42) points at origination, described in the aggregate;

          (43) a code indicating whether the borrower is self-employed;

          (44) the Mortgagor's monthly disposable income;

          (45) the number of months from disposition of bankruptcy (use "999" to indicate no bankruptcy);

          (46) the number of months from disposition of foreclosure (use "999" to indicate no foreclosure);

          (47) the Combined Loan-to-Value Ratio (including all senior and junior mortgage loans);

          (48) the original balance on any mortgage loan senior in priority to the Mortgage Loan;

          (49) the original balance on any mortgage loan junior in priority to the Mortgage Loan;

          (50) the Mortgagor's social security number;

          (51) the type of appraisal performed on the Mortgaged Property; and

          (52) a code indicating the lien position of the Mortgage Loan.

With respect to the Mortgage Loans in the aggregate, the Final Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off
Date:

          (1)  the number of Mortgage Loans;


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          (2)  the current principal balance of the Mortgage Loans;

          (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and

          (4)  the weighted average maturity of the Mortgage Loans.

          First Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on the Mortgaged Property.

          Fixed Rate Mortgage Loan: A Mortgage Loan with respect to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

          Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor thereto.

          Gross Margin: With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Final Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

          HOEPA: The Home Ownership and Equity Protection Act of 1994 and its implementing regulations, including 12 CFR Section 226.32(a)(1)(i) and (ii).

          Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Final Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

          Initial Purchaser: Merrill Lynch Mortgage Lending, Inc., or any successor.

          Initial Rate Cap: With respect to each Adjustable Rate Mortgage Loan and the initial Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Final Mortgage Loan Schedule and in the related Mortgage Note, which is the amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase.

          Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

          Liquidation Proceeds: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise.

          Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan as of any date of determination, the ratio on such date of the outstanding principal amount of the Mortgage Loan, to the Appraised Value of the Mortgaged Property.

          MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

          MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

          MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

          Maximum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Final Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

          MIN: The Mortgage Identification Number for any MERS Loan.

          Minimum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Final Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

          MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

          Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

          Moody's: Moody's Investors Service, Inc. or its successor in interest.

          Mortgage: The mortgage, deed of trust or other instrument creating a first lien or second on Mortgaged Property securing the Mortgage Note.

          Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

          Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit 2 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.


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          Mortgage Interest Rate: With respect to each Fixed Rate Mortgage Loan, the fixed annual rate of interest provided for in the related Mortgage Note and, with respect to each Adjustable Rate Mortgage Loan, the annual rate that interest accrues on such Adjustable Rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

          Mortgage Loan: Each first or second lien, residential mortgage loan, sold, assigned and transferred to the Purchaser pursuant to this Agreement and identified on the Final Mortgage Loan Schedule annexed to this Agreement on the Closing Date, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

          Mortgage Loan Documents: The following documents:

          (1) The original Mortgage Note endorsed, "Pay to the order of ______________, without recourse" and signed in the name of the Seller by an authorized officer of the Seller, together with all riders thereto. The Mortgage Note shall include all intervening endorsements showing a complete chain of the title from the originator of the Mortgage Loan to [_________________];

          (2) Except as provided below and for each Mortgage Loan that is not a MERS Loan, the original recorded Mortgage together with all riders thereto, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with all riders thereto certified to be a true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Loan, the original Mortgage together with all riders thereto, noting the presence of the MIN of the Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

          (3) In the case of each Mortgage Loan that is not a MERS Loan, the original Assignment of Mortgage, executed in blank. If the Mortgage Loan was acquired by the Seller in a merger or other type of acquisition, the assignment must be by "[Seller], successor [by merger to or in interest to, as applicable] [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the assignment must be by "[Seller], successor in interest to [previous name]";

          (4) The original policy of title insurance (or a preliminary title report, commitment or binder if the original title insurance policy has not been received from the title insurance company);


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          (5) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located;

          (6) With respect to a Mortgage Loan that, according to the Final Mortgage Loan Schedule is covered by a primary mortgage insurance policy, the original or a copy of the policy of primary mortgage insurance;

          (7) Originals of all assumption and modification agreements, if any;
     and

          (8) If in connection with any Mortgage Loan, the Seller cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon, if applicable, concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Seller shall deliver or cause to be delivered to the Purchaser written notice stating that such Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Seller shall deliver or cause to be delivered to the Purchaser such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon, if applicable, upon receipt thereof from the public recording office. To the extent any required endorsement is not contained on a Mortgage Note or an Assignment of Mortgage, the Seller shall make or cause to be made such endorsement.

          Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

          Mortgaged Property: The Mortgagor's real property securing repayment of a related Mortgage Note, consisting of a fee simple interest or leasehold interest in a single parcel of real property improved by a Residential Dwelling.

          Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor's or mortgagor's successor's in title to the Mortgaged Property.

          Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the

Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

          Opinion of Counsel: A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

          Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Final Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

          Person: An individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Prepayment Charge: With respect to any Mortgage Loan, the premiums, fees, or charges, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

          Prepayment Charge Schedule: As of any date, the information on Prepayment Charges on the Final Mortgage Loan Schedule on such date together with the matrix of Prepayment Charge information prepared by the Seller which is attached hereto as Schedule II. The Prepayment Charge Schedule shall be prepared by the Seller and shall allow the identification of the following information with respect to each Prepayment Charge:

          (i)  the Mortgage Loan identifying number;

          (ii) the type of Prepayment Charge;

          (iii) the state of origination of the related Mortgage Loan;

          (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

          (v)  the term of the related Prepayment Charge;

          (vi) the original principal balance of the related Mortgage Loan; and

          (vii) the principal balance of the related Mortgage Loan as of the Cut-off Date.

The Prepayment Charge Schedule shall be amended if necessary by the Seller and a copy of such amended Prepayment Charge Schedule shall be furnished by the Seller to the Purchaser or its designees.

          Primary Insurance Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

          Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          Purchase Price: The price paid on the Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans purchased on the Closing Date as calculated as provided in Section 4.

          Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller. For the avoidance of doubt, a "Qualified Correspondent" includes a "table broker" or mortgage lender that originates loans underwritten and funded by the Seller or an Affiliate of the Seller.

          Qualified Insurer: Any insurer which meets the requirements of Fannie Mae and Freddie Mac.

          Qualified Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a net Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the net Mortgage Interest Rate of the Deleted Mortgage Loan, (iv)


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have a remaining terms to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (vi) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vii) conform to each representation and warranty set forth in Subsection 7.02 of this Agreement and (viii) be the same type of mortgage loan (i.e. fixed or adjustable rate with the same Gross Margin and Index as the Deleted Mortgage Loan). In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the Mortgage Rates described in clause (iii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (iv) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (vi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (viii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

          Rate/Term Refinancing: A Refinanced Mortgage Loan, where the proceeds were not in excess of the paid off existing mortgage loan(s) on the related Mortgaged Property, other paid off debt (secured and unsecured), and related closing costs, and did not exceed the lesser of $2,000 and 2% of the loan amount.

          Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

          Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

          Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

          REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          Remittance Date: The eighteenth (18th) day of each month, commencing on the eighteenth day of the month next following the month in which the Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following such eighteenth (18th) day.

          Repurchase Price: With respect to any Mortgage Loan, the price for such repurchase shall be equal to par plus the premium paid, multiplied by the outstanding principal balance of the Mortgage Loan to be repurchased as of the date of the repurchase, plus accrued interest thereon at the Mortgage Interest Rate on the Mortgage Loan from the last paid installment date through the last day of the month in which such repurchase occurs. The Repurchase

Price shall also include any costs and damages incurred by the Purchaser or any assignee of the Purchaser in connection with any violation by the repurchased Mortgage Loan of any representation or warranty.

          Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project which meets the eligibility requirements of the Seller, or (iv) a detached one-family dwelling in a planned unit development, none of which is a cooperative, mobile or manufactured home.

          Second Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a second lien on the Mortgaged Property.

          Second Lien Mortgage Loan: A Mortgage Loan secured by the lien on the Mortgaged Property, subject to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor.

          Securities Act: The Securities Act of 1933, as amended.

          Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

          Seller Information: As defined in Section 12.05(a).

          Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents.

          S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

          Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan as of the Cut-off Date after giving effect to payments of principal received on or before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

          Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

          Third-Party Originator: Each Person, if any, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller and shall not include a mortgage broker that does not fund loans.

          Warranty Bill of Sale: A Warranty Bill of Sale with respect to the Mortgage Loans purchased on the Closing Date in the form annexed hereto as
Exhibit 1.

          Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Securitization Transfer.

          SECTION 2. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase Mortgage Loans having an aggregate principal balance on the Cut-off Date, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the Closing Date. The obligation of the Purchaser to purchase any Mortgage Loan from the Seller on the Closing Date shall be subject to the satisfaction of the conditions precedent to the Purchaser's obligation to purchase set forth in Section 8. The Purchase Price will be paid with proceeds of the related Securitization Transaction.

          SECTION 3. Final Mortgage Loan Schedule. The Seller shall deliver the Final Mortgage Loan Schedule at least one (1) Business Day prior to the Closing Date.

          SECTION 4. Purchase Price. The Purchase Price for each Mortgage
Loan listed on the Final Mortgage Loan Schedule shall be the Purchase Price Percentage, multiplied by its Stated Principal Balance as of the related Cut-off Date.

          In addition to the Purchase Price as described above, the Initial Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of each Mortgage Loan as of the Cut-off Date at the Mortgage Interest Rate from the Cut-off Date through the day prior to the Closing Date, both inclusive.

          The Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased, (1) all recoveries of principal collected after the Cut-off Date and (2) all payments of interest on the Mortgage Loans due after the Cut-Off Date.

          SECTION 5. Examination of Mortgage Files. In addition to the rights granted to the Initial Purchaser to underwrite the Mortgage Loans and review the Mortgage Files prior to the Closing Date, prior to the Closing Date, the Seller shall (a) deliver to the Custodian in escrow, for examination with respect to each Mortgage Loan to be purchased on the Closing Date, the related Mortgage File, including the Assignment of Mortgage, pertaining to each Mortgage Loan, or
(b) make the related Mortgage File available to the Initial Purchaser for examination at the Seller's offices or such other location as shall otherwise be agreed upon by the Initial Purchaser and the Seller. Such examination may be made by the Initial Purchaser or its designee at any reasonable time before or after the Closing Date. If the Initial Purchaser makes such examination prior to the related closing date and identifies any Mortgage Loans that do not conform to the Seller's underwriting standards, such Mortgage Loans may, at the Initial Purchaser's option, be rejected for purchase by the Initial Purchaser. If not purchased by the Initial Purchaser, such Mortgage Loans shall be deleted from the Final Mortgage Loan Schedule and may be replaced by a Qualified Substitute Mortgage Loan pursuant to Section 7. The Initial Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Initial Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Initial Purchaser's (or any of its successors') rights to demand repurchase or other relief or remedy provided for in this Agreement.

          SECTION 6. Conveyance from Seller to Initial Purchaser.

          Subsection 6.01 Conveyance of Mortgage Loans; Possession of Servicing Files.

          The Seller, simultaneously with the payment of the Purchase Price, shall execute and deliver to the Initial Purchaser a Warranty Bill of Sale with respect to the related Mortgage Loan Package in the form attached hereto as
Exhibit 1. The Servicing File retained by the Seller with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Seller's computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 7.03 or 7.04.

          In addition, in connection with the assignment of any MERS Loan, the Seller agrees that on or prior to the Closing Date it will cause, at its own expense, the MERS System to indicate that the related Mortgage Loans have been assigned by the Seller to the Purchaser in accordance with this Agreement by including in such computer files the information required by the MERS System to identify the Purchaser as owner of such Mortgage Loans.

          Subsection 6.02 Books and Records.

          Record title to each Mortgage and the related Mortgage Note as of the Closing Date shall be in the name of the Seller, the Purchaser, the Custodian or one or more designees of the Purchaser, as the Purchaser shall designate. Notwithstanding the foregoing, beneficial ownership of each Mortgage and the related Mortgage Note shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the Cut-off Date on or in connection with a Mortgage Loan as provided in Section 4 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in Section 4 shall be received and held by the Seller in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

          It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on the Seller's business records, tax returns and financial statements.

          Subsection 6.03 Delivery of Mortgage Loan Documents.

          The Seller shall from time to time in connection with the Closing Date, at least five (5) Business Days prior to such Closing Date or such other date as is mutually agreed to by the parties hereto, deliver and release to the Custodian the Mortgage Loan Documents with respect to each Mortgage Loan to be purchased and sold on the Closing Date and set forth on the Final Mortgage Loan Schedule delivered with such Mortgage Loan Documents.

          The Custodian shall certify its receipt of all such Mortgage Loan Documents for the related Closing Date, pursuant to an initial custody receipt and initial certification of the Custodian.

          The Seller shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Seller shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within one hundred twenty (120) days of its submission for recordation.

          SECTION 7. Representations, Warranties and Covenants of the Seller:
Remedies for Breach.

          Subsection 7.01 Representations and Warranties Respecting the Seller.

          The Seller represents, warrants and covenants to the Purchaser as of the date hereof the Closing Date or as of such date specifically provided herein or in the applicable Warranty Bill of Sale:

          (1) The Seller is duly organized, validly existing and in good standing under the laws of the state of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement. No licenses or approvals obtained by the Seller have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation;

          (2) The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

          (3) The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

          (4) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

          (5) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (6) The Mortgage Loan Documents have been delivered to the Custodian. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File in compliance with Exhibit 2, except for such documents as have been delivered to the Custodian;

          (7) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of record of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

          (8) There are no actions or proceedings against, or investigations of, the Seller before any court, administrative agency or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement;

          (9) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

          (10) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions;

          (11) The consideration received by the Seller upon the sale of the Mortgage Loans constitutes fair consideration and reasonably equivalent value for such Mortgage Loans;

          (12) The Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The Seller is not transferring any Mortgage Loan with any intent to hinder, delay or defraud any of its creditors; and

          (13) The Seller is in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Loans for as long as such Mortgage Loans are registered with MERS.

          Subsection 7.02 Representations and Warranties Regarding Individual Mortgage Loans.

          (a) The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the Closing Date for such Mortgage Loan:

          (1) The information set forth in the related Final Mortgage Loan
Schedule is complete, true and correct;

          (2) [Reserved].

          (3) There are no defaults in complying with the terms of the Mortgage as they relate to the holder thereof, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents or other outstanding charges affecting the Mortgaged Property which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable. There exist no deficiencies with respect to escrow deposits and payments, if escrows are required, for which customary arrangements for repayment thereof have not been made, and other than in connection with a modification or work-out agreement contained in the Mortgage File, no escrow deficits or payments of other charges or payments have been capitalized under the Mortgage or the applicable Mortgage Note;

          (4) The Seller has not waived, altered or modified the Mortgage or Mortgage Note (except that a Mortgage Loan may have been modified by a written instrument (a copy of which is in the Mortgage File and the terms of which are reflected on the Final Mortgage Loan Schedule) which has been recorded or is in the process of being recorded, if necessary to protect the validity and first priority lien of the owner of such Mortgage Loan; the substance of any such waiver, alteration or modification has been approved by the issuer of any title insurance policy, to the extent required by the related policies); satisfied, canceled, rescinded or subordinated such Mortgage in whole or in part; released the applicable Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of cancellation, rescission or satisfaction with respect thereto. No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan;

          (5) The Mortgage Note and the Mortgage are not subject to any valid right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable (subject to bankruptcy, insolvency, moratorium, reorganization and similar laws or by equitable principles affecting the enforceability of the rights of creditors, including those respecting the availability of specific performance), in whole or in part, and to the Seller's knowledge no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (6) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer in accordance with the Seller's underwriting guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid or escrowed funds have been established in an amount sufficient to pay the premium. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the Seller's underwriting guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

          (7) Any and all requirements of any applicable federal, state or local law including, without limitation, laws governing prepayment penalties, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing and disclosure laws applicable to the origination (as such laws existed as of the date of origination) and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such applicable laws;

          (8) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

          (9) The related Mortgage is properly recorded and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Final Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Final Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (d) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Final Mortgage Loan Schedule) a First Lien on the Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Final Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Final Mortgage Loan Schedule), in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

          (10) Each Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligations of the maker thereof, enforceable in accordance with their terms subject to bankruptcy, insolvency, moratorium, receivership, conservatorship, reorganization and similar laws on or hereafter in effect of general application affecting creditors' rights generally and subject to the application of the general principles of equity, including those respecting the availability of specific performance (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (11) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person;

          (12) All Persons that have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations, national banks or national bank operating subsidiaries or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state under laws applicable to such Person. All parties which have had any interest in the Mortgage Loan were in compliance with any and all "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located applicable to such Person or were not required under the laws applicable to such Person to be licensed in such state;

          (13) The Mortgage Loan is covered by an ALTA lender's title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) acceptable to Fannie Mae and Freddie Mac, issued by a title insurer acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in (ix)(a) and (b) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Final Mortgage Loan Schedule) clause (d)) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

          (14) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note) and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and no such default, breach, violation or event of acceleration has been waived. With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Final Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage;

          (15) To the Seller's knowledge, there are no mechanics' liens or similar liens or claims for work, labor or material affecting any Mortgaged Property which have been filed (and no rights are outstanding that under law could give rise to such liens), which are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy with respect to the Mortgage Loan;

          (16) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and to the Seller's knowledge, no improvements on adjoining properties encroach upon the Mortgaged Property;

          (17) The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan other than a Mortgage Loan with an interest only payment period, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and (C) in the case of a Balloon Loan, are based on a twenty (20), thirty (30), forty (40) or fifty (50) year amortization schedule, as set forth in the related Mortgage Note, and a final monthly payment substantially greater than the preceding monthly payment which is sufficient to amortize the remaining principal balance of the Balloon Loan and to pay interest at the related Mortgage Interest Rate. The Index for each Adjustable Rate Mortgage Loan is as defined in the related Final Mortgage Loan Schedule;

          (18) The origination practices used by the Seller with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry for mortgage loans similar to the Mortgage Loans. The Mortgage Loan has been serviced in accordance with the terms of the Mortgage Note;

          (19) The Mortgaged Property is free of damage and waste and there is no proceeding pending or to the Seller's knowledge, threatened for the total or partial condemnation thereof nor is such a proceeding currently occurring;

          (20) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property is not subject to any bankruptcy proceeding (or with respect to each Mortgage Loan for which the proceeds were used to pay off a bankruptcy of the Mortgagor, the related Mortgaged Property is no longer subject to any bankruptcy proceeding) or foreclosure proceeding, nor are any such proceedings pending and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act;

          (21) The Mortgage Loan was underwritten in accordance with the Seller underwriting guidelines in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac;

          (22) The Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of Uniform Standards of Professional Appraisal Practice and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

          (23) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

          (24) No Mortgage Loan contains provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Servicer, the Mortgagor, or anyone on behalf of the Mortgagor. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

          (25) To the Seller's knowledge, the Mortgaged Property is lawfully occupied under applicable law, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. To the Seller's knowledge, no improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation;

          (26) Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than any intervening transfer to the Purchaser) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Mortgagor. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

          (27) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Final Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Final Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

          (28) The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller's knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

          (29) No selection procedures were used by the Seller to select those mortgage loans originally offered for sale by the Seller to the Purchaser (including the Mortgage Loans) that identified such mortgage loans as being less desirable or valuable than comparable mortgage loans otherwise being offered for sale by the Seller;

          (30) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code (as determined without regard to Treas. Reg. Section 1.860G-2(a)(3) or any similar rule that treats a defective obligation as a qualified mortgage for a temporary period). Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

          (31) No Mortgage Loan provides for interest other than at either (i) a single fixed rate in effect throughout the term of the Mortgage Loan or (ii) a "variable rate" (within the meaning of Treas. Reg. Section 1.860G-1(a)(3)) in effect throughout the term of the Mortgage Loan;

          (32) With respect to each Second Lien Mortgage, (i) the related First Lien does not permit negative amortization, and (ii) either no consent for the Mortgage Loan is required by the holder of the First Lien or such consent has been obtained and is contained in the Mortgage File;

          (33) With respect to each Second Lien Mortgage Loan, where required or customary in the jurisdiction in which the related Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder;

          (34) The Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charges specifically authorizes such Prepayment Charges to be collected;

the information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects on the date or dates when such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and applicable law;

          (35) The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder at the option of the mortgagee and such provision is enforceable (unless the transfer is permitted by applicable federal law without the consent of the mortgagee thereunder);

          (36) No predatory or deceptive lending practices, as defined by applicable federal, state or local law applicable to the Seller in effect on the origination date of the Mortgage Loan, including but not limited to, the extension of credit to the mortgagor without regard for the mortgagor's ability to repay the Mortgage Loan and the extension of credit to the mortgagor which has no apparent benefit to the mortgagor, were employed by the originator of the Mortgage Loan, or any Affiliate of the originator of the Mortgage Loan, in connection with the origination of the Mortgage Loan;

          (37) Each Mortgage Loan and related Prepayment Charge at the time it was made complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, predatory, abusive and fair lending laws, truth-in-lending and disclosure laws, and the consummation of the transactions completed hereby will not involve the violation of any such laws. Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

          (38) No Mortgage Loan is a "High Cost Loan" or "Covered Loan", as applicable (as such terms are defined in the current Standard & Poor's LEVELS(R) Glossary);

          (39) No litigation is pending or, to the Seller's knowledge, threatened with respect to the Mortgage Loan or Mortgaged Property;

          (40) With respect to each Mortgage Loan, the Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Seller which is a higher cost product designed for less creditworthy Mortgagors, taking into account such facts as, without limitation, the Mortgage Loan's requirements and the Mortgagor's credit history, income, assets and liabilities;

          (41) With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

          (42) None of the Mortgage Loans are secured by liens on manufactured housing units. Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

          (43) None of the Mortgage Loans are secured by a condominium unit that is part of a condominium development that operates as, or holds itself out to be, a condominium hotel ("condotel"). Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

          (44) If specified in the related Securitization Transaction, no First Lien Mortgage Loan in a specified group of Mortgage Loans has an original principal balance that exceeds the applicable Freddie Mac or Fannie Mae loan limit. [Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans];

          (45) If specified in the related Securitization Transaction, no Second Lien Mortgage Loan in a specified group of Mortgage Loans is a lien on a one- to four-family residence that is the principal residence of the Mortgagor. Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

          (46) If specified in the related Securitization Transaction, no Second Lien Mortgage Loan in a specified group of Mortgage Loans has an original principal balance that exceeds the applicable Fannie Mae or Freddie Mac loan limit. [Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans];

          (47) The original principal balance of the First Lien Mortgage Loan plus the original principal balance of any subordinate lien Mortgage Loans relating to the same Mortgaged Property does not exceed the applicable Freddie Mac loan limit for First Lien Mortgage Loans for that property type. [Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans];

          (48) Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide (this representation and warranty shall be construed only to mean that none of the representations and warranties specified in clauses (49) through (58) below have been breached);

          (49) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory or abusive lending laws. Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

          (50) No borrower was encouraged or required to select a Mortgage Loan product offered by the Seller which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Seller or any affiliate of the Seller. If, at the time of loan application, the borrower may have qualified for a for a lower-cost credit product then offered by any mortgage lending affiliate of the Seller (other than Merrill Lynch Credit Corporation), the Seller referred the borrower's application to such affiliate for underwriting consideration. Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan;

          (51)(a) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension (other than no documentation Mortgage Loans). Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan.
(b) The methodology used in underwriting the extension of credit for each Mortgage Loan did not rely solely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria such as the borrower's income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan's originator made a reasonable determination that at the time of origination the borrower had the ability to make timely payments on the Mortgage Loan. Any breach of part (a) or part (b) of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan;

          (52) No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years.

          (53) No borrower was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment or health insurance policy) or debt cancellation agreement in connection with the origination of the Mortgage Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies (e.g., life, mortgage disability, accident, unemployment, or health insurance product) or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

          (54) With respect to each Mortgage Loan to be included in a Securitization Transaction in which Fannie Mae or Freddie Mac is purchasing a security issued in such Securitization Transaction: All points and fees as such terms are used in Fannie Mae's Selling Guide related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. No borrower was charged "points and fees" (whether or not financed) in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such loan, whichever is greater. Such 5% limitation is calculated in accordance with Fannie Mae's requirements as set forth in the Fannie Mae Selling Guide. For purposes of this representation, "points and fees" (x) include origination, underwriting, broker and finder's fees and charges that the lender imposed as a condition of making the Mortgage Loan, whether they are paid to the lender or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys' fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges, which miscellaneous fees and charges, in total, do not exceed 0.25 percent of the loan amount; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans. All points and fees related to each Mortgage Loan are listed on the Final Mortgage Loan Schedule and are complete, true and correct. Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

          (55) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation;

          (56) No Mortgage Loan is subject to be the requirement of HOEPA and no Mortgage Loan or Refinanced Mortgage Loan has an "annual percentage rate" or "total points and fees" payable by the borrower (as each such term is defined under HOEPA) that equal or exceed the thresholds defined under HOEPA (Section 32 of Regulation Z, 12 C.F.R. Section 226.32(a)(1)(i) and (ii)) and no Mortgage Loan is in violation of any comparable state or local law. Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

          (57) No Mortgage Loan was originated on or after October 1, 2002 and prior to March 7, 2003, which is secured by property located in the State of Georgia. No Mortgage Loan was originated on or after March 7, 2003 which is a "high cost home loan" as defined under the Georgia Fair Lending Act. Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan;

          (58) No Mortgage Loan is a "High-Cost Home Loan" as defined in New York Banking Law 6-1; No Mortgage Loan is a "High-Cost Home Loan" as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of
2003); No Mortgage Loan is a "High-Cost Home Loan" as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100); No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.); No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. Sections 58-21A-1 et seq.); No Mortgage Loan is a "High-Risk Home Loan" as defined in the Illinois High- Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.); No Mortgage Loan is a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices

Act, effective November 6, 2004 (Mass. Ann. Laws Ch. 183C); None of the Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act; and No Mortgage Loan is a "High Cost Home Loan" as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9);

          (59) No borrower obtained a prepaid single-premium credit-life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of the Mortgage Loan. Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

          (60) With respect to any Mortgage Loan to be included in a Securitization Transaction in which Fannie Mae is purchasing a security issued in such Securitization Transaction that contains a provision permitting imposition of a Prepayment Charge: (a) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Charge; (b) prior to the Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of such Prepayment Charge; (c) the Prepayment Charge was adequately disclosed to the Mortgagor pursuant to applicable state and federal law; (d) no Mortgage Loan originated on or after October 1, 2002 will provide for Prepayment Charges for a term in excess of three years and any loans originated prior to such date, and any Mortgage Loans, will not provide for Prepayment Charges for a term in excess of five years; unless the Mortgage Loan was modified to reduce the Prepayment Period to no more than three years from the date of the note and the Mortgagor was notified in writing of such reduction in Prepayment Period; and (e) such Prepayment Charge shall not be imposed in any instance where the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the Mortgagor's default, notwithstanding that the terms of the Mortgage Loan or state or federal law might permit the imposition of such penalty. Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

          (61) The Seller and any predecessor servicer has fully furnished and will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis. Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

          (62) No Mortgage Loan is classified as a high cost mortgage loan under HOEPA, and no Mortgage Loan is a "high cost home," "covered" (excluding home loans defined as "covered home loans" pursuant to clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home" or "predatory" loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under an applicable law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees). Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan;

     (b) In the event, a net interest margin securitization transaction is entered into by the Seller or any of its affiliates in which any of the certificates issued therein serve as part or all of the collateral securing such transaction, the Seller additionally represents and warrants as follows:

          (1) The information set forth in the Prepayment Charge schedule (including the Prepayment Charge summary attached thereto) is complete, true and correct in all material respects on the date or dates when such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor's rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) under applicable federal, state and local law; and

          (2) Either (a) The Seller shall ensure that the related Servicer will not waive any Prepayment Charge or part of a Prepayment Charge unless such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related mortgage loan and doing so is standard and customary in servicing mortgage loans similar to the mortgage loans (including any waiver of a Prepayment Charge in connection with a refinancing of a mortgage loan that is related to a default or a reasonably foreseeable default), and in no event will it waive a Prepayment Charge in connection with a refinancing of a mortgage loan that is not related to a default or a reasonably foreseeable default; or (b)

              The Seller shall ensure that the related Servicer will not waive any part of any Prepayment Charge unless the waiver relates to a default or a reasonably foreseeable default, the Prepayment Charge would cause an undue hardship to the related borrower, the Mortgaged Property is sold by the Mortgagor, the collection of any Prepayment Charge would violate any relevant law or regulation or the waiving of the Prepayment Charge would otherwise benefit the Trust Fund and it is expected that the waiver would maximize recovery of total proceeds taking into account the value of the Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default). The related Servicer will not waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.

          Subsection 7.03 Remedies for Breach of Representations and Warranties.

          It is understood and agreed that the representations and warranties set forth in Subsections 7.01 and 7.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the

Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage
Loan), the party discovering such breach shall give prompt written notice to the other.

          With respect to the representations and warranties described in this
Section 7.02 which are made to the best of the Seller's knowledge, if it is discovered by either the Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

          Within sixty (60) days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection
7.01 and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase Price. The Seller shall, at the request of the Purchaser and assuming that Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans; provided that such substitution shall be effected not later than one hundred twenty (120) days after the Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser and shall be accomplished by wire transfer of immediately available funds on the repurchase date to an account designated by the Purchaser.

          Notwithstanding the foregoing and solely with respect to Mortgage Loans that are a part of a Securitization Transaction or net interest margin security related to such Securitization Transaction, within 90 days of the earlier of discovery by the Seller or receipt of notice by the Seller of the breach of the representation or covenant of the Seller set forth in Section 7.02(34) which materially and adversely affects the interests of any holder of any certificate representing the right to receive the Prepayment Charges in any such Prepayment Charge, the Seller shall remedy such breach as follows: if the representation made by the Seller in Section 7.02(34) is breached and a Principal Prepayment has occurred in the applicable prepayment period, the Seller must pay the amount of the scheduled Prepayment Charge, in accordance with instructions provided by the Purchaser, net of any legally enforceable Prepayment Charge applicable to such Mortgage Loan.

          At the time of repurchase of any deficient Mortgage Loan, the Purchaser and the Seller shall arrange for the reassignment of the repurchased Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the repurchased Mortgage Loan. In the event the Repurchase Price is deposited in the Custodial Account, the

Seller shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase the related Final Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

          As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the Purchaser for such Qualified Substitute Mortgage Loan or Loans the Mortgage Loan Documents with the Mortgage Note endorsed as required herein. The Seller shall deposit in the Custodial Account the Monthly Payment due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan. The Seller shall give written notice to the Purchaser that such substitution has taken place and shall amend the Final Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Subsections 7.01 and 7.02.

          For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). Accordingly, on the date of such substitution, the Seller will deposit from its own funds into the Custodial Account an amount equal to such amount.

          Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or
7.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with the relevant provisions of this Agreement.

          SECTION 8. Closing. The closing shall take place on the Closing Date. At the Purchaser's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

          The closing for the Mortgage Loans to be purchased on the Closing Date shall be subject to each of the following conditions:

          (a) all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

          (b) the Seller shall have delivered and released the Mortgage Loan Documents to the Custodian; and

          (c) all other terms and conditions of this Agreement shall have been complied with.

          Subject to the foregoing conditions, the Initial Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4, by wire transfer of immediately available funds to the account designated by the Seller.

          SECTION 9. [Reserved]

          SECTION 10. Costs. The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage and the Seller's attorney's fees, shall be paid by the Seller.

          SECTION 11. [Reserved]

          SECTION 12. Securitization Transactions and Whole Loan Transfers.

          Subsection 12.01 Removal of Mortgage Loans from Inclusion Under This Agreement Upon a Whole Loan Transfer or a Securitization Transaction on One or More Reconstitution Dates.

          The Seller and the Initial Purchaser agree that with respect to some or all of the Mortgage Loans, the Initial Purchaser may effect either:

          (1)  one or more Whole Loan Transfers; and/or

          (2)  one or more Securitization Transactions.

          With respect to each Whole Loan Transfer or Securitization Transaction, as the case may be, entered into by the Initial Purchaser, the Seller agrees:

          (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures including participating in meetings with rating agencies, bond insurers and such other parties as the Purchaser shall designate and participating in meetings with prospective purchasers of the Mortgage Loans or interests therein and providing information reasonably requested by such purchasers;

          (2) to deliver to the Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding the Seller, its financial condition or as is otherwise reasonably requested by the Purchaser and which the Seller is capable of providing without unreasonable effort or expense, and to indemnify the Purchaser and its affiliates for material misstatements or omissions contained (i) in such information and
               (ii) on the Final Mortgage Loan Schedule;

          (3) to deliver to the Purchaser and to any Person designated by the Purchaser, at the Purchaser's expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller pursuant to clause 2 above as shall be reasonably requested by the Purchaser; and

          (4) to deliver to the Purchaser, and to any Person designated by the Purchaser, such legal documents and in-house Opinions of Counsel as are customarily delivered by originators or servicers, as the case may be, and reasonably determined by the Purchaser to be necessary in connection with Whole Loan Transfers or Securitization Transactions, as the case may be, such in-house Opinions of Counsel for a Securitization Transaction to be in the form reasonably acceptable to the Purchaser, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Securitization Transaction, as the case may be, shall be the responsibility of the Purchaser.

          Subsection 12.02 Intent of the Parties; Reasonableness.

          The Purchaser and the Seller acknowledge and agree that the purpose of
Section 12 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

          The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB.

          Subsection 12.03 Additional Representations and Warranties of the Seller.

     (a) The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 12.04 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Third-Party Originator; and (ii) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

     (b) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 12.04, the Seller shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

          Subsection 12.04 Information to Be Provided by the Seller.

          In connection with any Securitization Transaction occurring on or after January 1, 2006, the Seller shall (i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and
(b) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

     (a) If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

          (A) the originator's form of organization;

          (B) a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with
     Item 1110(b)(2) of Regulation AB;

          (C) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller and each Third-Party Originator; and

          (D) a description of any affiliation or relationship between the Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization
     Transaction:

          (1)  the sponsor;

          (2)  the depositor;

          (3)  the issuing entity;

          (4)  any servicer;

          (5)  any trustee;

          (6)  any originator;

          (7)  any significant obligor;

          (8)  any enhancement or support provider; and

          (9)  any other material transaction party.

     (b) If so requested by the Purchaser or any Depositor and to the extent received by the Seller from various assignees of the Seller's mortgage loans, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(l)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable. The Seller shall in good faith use its best efforts to obtain from its assignees data needed to prepare Static Pool Information.

          Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

          If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller's or Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

     (c) [Reserved].

     (d) If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

          Subsection 12.05 Indemnification; Remedies.

     (a) The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization
Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

          (i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' letter or other material provided under this Section 12 by or on behalf of the Seller, or provided under this Section 12 by or on behalf of any Third-Party Originator (collectively, the "Seller Information"), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

          (ii) any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 12; or

          (iii) any breach by the Seller of a representation or warranty set forth in Subsection 12.03(a) or in a writing furnished pursuant to Subsection 12.03(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 12.03(b) to the extent made as of a date subsequent to such closing date.

     In the case of any failure of performance described in clause (ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Seller or any Third-Party Originator.

     (b) Any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 12, or any breach by the Seller of a representation or warranty set forth in Subsection 12.03(a) or in a writing furnished pursuant to Subsection 12.03(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 12.03(b) to the extent made as of a date subsequent to such closing date, shall immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Seller under this Agreement and the operative agreement pursuant to any applicable Reconstitution.

          SECTION 13. The Seller.

          Subsection 13.01 Merger or Consolidation of the Seller.

          The Seller shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable the Seller to perform its duties under this Agreement.

          Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by the FDIC or a company whose business is the origination and servicing of mortgage loans and shall be a Fannie Mae- or Freddie Mac-approved seller/servicer.

          Subsection 13.02 Limitation on Liability of the Seller and Others.

          Neither the Seller nor any of the officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith in connection with the servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this

Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Seller and any officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligation to sell or duty to service the Mortgage Loans in accordance with this Agreement and which in its opinion may result in its incurring any expenses or liability; provided, however, that the Seller may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, and the Seller shall be entitled to reimbursement therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to the Seller's indemnification under Subsections
7.03 or 13.01.

          SECTION 14. [Reserved].

          SECTION 15. Financial Statements. The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers financial statements of the Seller and the Seller's parent company, if applicable, for the most recently completed three fiscal years respecting which such statements are available. The Seller also shall make available any comparable quarterly financial statements and other interim statements to the extent such other interim statements have been prepared by the Seller (and are available upon request to the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above.

          SECTION 16. Mandatory Delivery; Grant of Security Interest. The sale and delivery of each Mortgage Loan on or before the Closing Date is mandatory, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Initial Purchaser for the losses and damages incurred by the Initial Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver (i) each of the related

Mortgage Loans, (ii) one or more Qualified Substitute Mortgage Loans delivered pursuant to Section 7, or (iii) one or more Mortgage Loans otherwise acceptable to the Initial Purchaser on or before the Closing Date. The Seller hereby grants to the Initial Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Initial Purchaser subject to the Initial Purchaser's (i) right to reject any Mortgage Loan under the terms of this Agreement, and (ii) obligation to pay the related Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

          SECTION 17. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

               (i)  if to the Purchaser:
                    Merrill Lynch Mortgage Lending, Inc.
                    4 World Financial Center
                    New York, New York 10080
                    Attn: Diane Alexander

               (ii) if to the Seller:
                    First Franklin Financial Corporation
                    2150 North First Street
                    San Jose, CA 95131
                    Attn: Director, Capital Markets

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

          SECTION 18. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

          SECTION 19. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

          SECTION 20. Governing Law. The Agreement shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law.

          SECTION 21. Intention of the Parties. It is the intention of the parties that the Initial Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Initial Purchaser shall have the right to review the Mortgage Loans and the related Mortgage File to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Initial Purchaser in the course of such review.

          SECTION 22. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. The Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Loans, shall be deemed to be a separate and distinct Agreement between the Seller and such Purchaser, and a separate and distinct Agreement between the Seller and each other Purchaser to the extent of the other related Mortgage Loan or Loans. In the event that this Agreement is assigned to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred, the rights and benefits under this agreement which inure to the Purchaser shall inure to the benefit of both the Person to whom such Mortgage Loan is transferred and the Person to whom the servicing or master servicing of the Mortgage Loan has been transferred; provided that, the right to require a Mortgage Loan to be repurchased by the Seller pursuant to Subsection 7.03 or 7.04 shall be retained solely by the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.

          SECTION 23. Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

          SECTION 24. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

          SECTION 25. Nonsolicitation. The Seller covenants and agrees that it shall not take any action to solicit the refinancing of any Mortgage Loan following the date hereof or provide information to any other entity to solicit the refinancing of any Mortgage Loan; provided that, the foregoing shall not preclude the Seller from engaging in solicitations to the general public by newspaper, radio, television or other media which are not directed toward the Mortgagors or from refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts the Seller to request the refinancing of the related Mortgage Loan.

          SECTION 26. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

          (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

          SECTION 27. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          SECTION 28. Further Agreements. The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

          SECTION 29. Protection of Confidential Information. The Seller agrees that the Purchaser has or will introduce subsequent Purchasers to the Seller, that purchasers of the Mortgage Loans are customers of the Purchaser and that the relationships of the Purchaser to purchasers of the Mortgage Loans are confidential. The Seller agrees that, for a period of two (2) years following the Closing Date with respect to a subsequent Purchaser, the Seller will not, for the purpose of purchasing and selling other Mortgage Loans, communicate with or sell such other mortgage loans to such purchaser of the Mortgage Loans unless such subsequent Purchaser is independently introduced to the Seller; provided, however, that the foregoing shall not apply to a purchaser of the Mortgage Loans that is Fannie Mae or Freddie Mac. The Seller will keep confidential and will not, without the Purchaser's written consent, divulge to any party the Purchase Price of the Mortgage Loans, except to the extent that it is appropriate to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

          Seller agrees and acknowledges that as to all nonpublic personal information received or obtained by it with respect to any Mortgagor: (a) such information is and shall be held by Seller in accordance with all applicable law, including but not limited to the privacy provisions of the Gramm-Leach-Bliley Act of 1999; (b) such information is in connection with a proposed or actual secondary market sale related to a transaction of the Mortgagor for the purposes of 16 C.F.R., Section 313.14(a)(3); and (c) Seller is hereby prohibited from disclosing or using any such information internally other than to carry out the express provisions of this Agreement.

          SECTION 30. Survival. The Seller agrees that the representations, warranties and agreements made by the Seller herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on the Purchaser's behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery and payment for the Mortgage Loans.

          IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                        FIRST FRANKLIN FINANCIAL CORPORATION
                                        (Seller)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MERRILL LYNCH MORTGAGE LENDING, INC.
                                        (Initial Purchaser)


                                        By:
                                            ------------------------------------
                                        Name: Vincent A. Mora
                                        Title: Senior Vice President

FFMER 2007-1
First Franklin Financial Corporation - Master Mortgage Loan Purchase Agreement

                                   EXHIBIT 1

                              WARRANTY BILL OF SALE

     On this ____ day of ______ 20__, First Franklin Financial Corporation (the "Seller") as the Seller under that certain Master Mortgage Loan Purchase Agreement, dated as of March 1, 2007 (the "Agreement"), do hereby sell, transfer, assign, set over and convey to Merrill Lynch Mortgage Lending, Inc. (the "Purchaser") as the Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans listed on the Final Mortgage Loan Schedule attached hereto, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The contents of each related Servicing File required to be retained by the Seller and thus not delivered to the Purchaser are and shall be held in trust by such Seller for the benefit of the Purchaser as the owner thereof. The Seller's possession of any portion of each such Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by either Seller shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of either Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by such Seller at the will of the Purchaser in such custodial capacity only.

     The Seller confirms to the Purchaser that the representations and warranties set forth in Subsections 7.01 and 7.02 of the Agreement are true and correct as of the date hereof, and that all statements made in the Seller's Officer's Certificate and all Attachments thereto remain complete, true and correct in all respects as of the date hereof, and makes the following additional representations and warranties to the Purchaser, which additional representations and warranties are hereby incorporated into Subsection 7.02 of the Agreement:

          (1) When measured by aggregate Stated Principal Balance as of the Cut-off Date, no more than ____________% of the Mortgage Loans are Rate/Term Refinancings and no more than ____________% of the Mortgage Loans are Cash-Out Refinancings.

          (2) When measured by aggregate Stated Principal Balance as of the Cut-off Date, (i) no less than ______________% of the Mortgage Loans are secured by detached one-family dwellings or detached one-family dwellings in planned unit developments, (ii) no more than ____________% of the Mortgage Loans are secured by attached one-family dwellings in a planned unit development, (iii) no more than ______% of the Mortgage Loans are secured by individual condominium units, and (iv) no more than _______% of the Mortgage Loans are secured by detached two-to-four family dwellings;


                                  Exhibit 1-1

          (3) When measured by aggregate Stated Principal Balance as of the Cut-off Date, no more than ______% of the Mortgage Loans had Loan-to-Value Ratio at origination in excess of 80%, and the weighted average Loan-to-Value Ratio for all Mortgage Loans at origination did not exceed ____%;

          (4) With respect to all of the Mortgage Loans, at the time that the Mortgage Loan was made, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence, except as noted on the attached Final Mortgage Loan Schedule;

          (5) No Mortgage Loan had a principal balance at origination in excess of $______ and the average principal balance of the Mortgage Loans on the Cut-off Date was not in excess of $______. When measured by the aggregate Stated Principal Balance as of the Cut-off Date, no more than ________% of the Mortgage Loans had a principal balance at origination in excess of $_________;

          (6) Each Mortgage Loan has a Mortgage Interest Rate of at least _________%. The Mortgage Loans have a weighted average Mortgage Interest Rate of ______% as of the Cut-off Date; and

          (7) When measured by aggregate Closing Date Principal Balance as of the Cut-off Date, no more than ________% of the Mortgage Loans are secured by Mortgaged Properties located in the same United States postal zip code.

     Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

                                        FIRST FRANKLIN FINANCIAL CORPORATION
                                        (Seller)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                  Exhibit 1-2

                                   EXHIBIT 2

                         CONTENTS OF EACH MORTGAGE FILE

          With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Seller or delivered to the
Custodian:

          (1)  Mortgage Loan Documents.

          (2)  Residential loan application.

          (3)  Mortgage Loan closing statement.

          (4) Verification of employment and income (other than with respect to the No Income Verification and No Documentation Programs of the Seller).

          (5) Verification of acceptable evidence of source and amount of downpayment.

          (6)  Credit report on Mortgagor.

          (7)  Residential appraisal report.

          (8)  Photograph of the Mortgaged Property.

          (9)  Survey of the Mortgaged Property.

          (10) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

          (11) All required disclosure statements and statement of Mortgagor confirming receipt thereof.

          (12) If available, termite report, structural engineer's report, water potability and septic certification.

          (13) Sales Contract, if applicable.

          (14) Hazard insurance policy.

          (15) Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.


                                  Exhibit 2-1

          (16) Amortization schedule, if available.

          (17) Payment history for Mortgage Loans that have been closed for more than ninety (90) days.


                                  Exhibit 2-2

          The undersigned, as Depository, hereby certifies that the above-described account has been established as a Custodial Account pursuant to the Agreement under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").


                                        ----------------------------------------
                                                       Depository


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------


                                   Exhibit 6-2

                                   SCHEDULE I

                          FINAL MORTGAGE LOAN SCHEDULE

                            [Intentionally Omitted]

                                  SCHEDULE II

                           PREPAYMENT CHARGE SCHEDULE

                            [Intentionally Omitted]